PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	May 4,		April 28,		May 4,		April 28,
	2014		2013		2014		2013
	$	%	$	%	$	%	$	%
GAAP Operating Income	$2,832	2.7%	$8,082	7.6%	$8,462	4.1%	$13,274	6.4%
(a) Acquisition transaction expenses	2,018	1.9	—	—	2,455	1.2	—	—

Non-GAAP Operating Income	$4,850	4.6%	$8,082	7.6%	$10,917	5.3%	$13,274	6.4%

(a)	Represents transaction expenses in connection with the acquisition of DNP Photomask Technology Taiwan Co., Ltd., a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.